Exhibit 31.3

Certification of the CEO
Pursuant to Exchange Act Rule 13A-14(A)

I, Louis J. Cappelli, certify that:

1.           I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2012 of Sterling Bancorp; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2013	By:	/s/ Louis J. Cappelli
Name: Louis J. Cappelli Title: Chairman and Chief Executive Officer